UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022 (May 17, 2022)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 17, 2022, Carriage Services, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). As described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, a greater number of votes were withheld than were voted for Bryan D. Leibman’s election to the Board of Directors (the “Board”). In accordance with the Company’s Second Amended and Restated By-laws, effective May 17, 2022, Mr. Leibman promptly tendered, and the Board accepted, his resignation. Mr. Leibman’s resignation was not a result of any disagreement with the Company on any matter related to its operations, policies or practices. The Company is grateful for Mr. Leibman’s service on the Board since 2015, including his service as the Company’s Lead Independent Director and as a member of the Audit Committee, the Corporate Governance Committee and the Compensation Committee.
Effective with Mr. Leibman’s resignation, the Board appointed Donald D. Patteson, Jr. as Lead Independent Director.
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The Company’s 2022 Annual Meeting was held on May 17, 2022. The matters presented for a vote and the related results are as follows:
PROPOSAL 1 - ELECTION OF DIRECTORS
Proposal 1 was the election of the nominees to serve as Class II directors for a three-year term expiring on the date of the 2025 annual meeting. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bryan D. Leibman	4,168,991	6,868,991	1,898,239
Dr. Achille Messac	4,437,426	6,600,556	1,898,239
Pursuant to the foregoing vote, neither Mr. Leibman nor Dr. Messac received a majority of the votes cast in the affirmative and, pursuant to the terms of the Company’s Second Amended and Restated By-laws, promptly tendered their respective resignation to the Board, with the effectiveness of each such resignation being conditioned on the Board's acceptance of each such resignation.
The Board subsequently considered Dr. Messac’s resignation, including a full discussion, wherein the Board agreed that his prior leadership and experience, along with his service as the Company’s Corporate Governance Chairman, and his consistent and valued contributions, acumen and insights, make him an invaluable member of the Board. Accordingly, Dr. Messac’s tendered resignation was unanimously rejected by the Board on May 17, 2022.
As described in Item 5.02 of this Current Report on Form 8-K, Mr. Leibman’s tendered resignation was accepted by the Board.
PROPOSAL 2 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Proposal 2 was to approve, on an advisory basis, our Named Executive Officer compensation. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,470,317	3,504,446	63,218	1,898,239
Pursuant to the foregoing vote, the Named Executive Officer compensation, as disclosed in the Proxy Statement for the Company's 2022 Annual Meeting, was approved. The Board and the Compensation Committee will carefully consider the voting results when making future decisions regarding executive compensation.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 3 was the ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,809,359	72,516	54,346	—
Pursuant to the foregoing vote, the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: May 20, 2022	By:	/s/ Steven D. Metzger
Steven D. Metzger
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary